UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report: July 6, 2015

(Date of earliest event reported)

CAFEPRESS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35468	94-3342816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

6901 A Riverport Drive, Louisville, Kentucky 40258

(Address of principal executive offices, including zip code)

(502) 995-2258

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 6, 2015, the Board of Directors (the “Board”) of CafePress Inc. (the “Company”) approved the election of Nick Swinmurn to the Board as a Class II director, effective as of July 6, 2015. As a Class II director, Mr. Swinmurn’s term will expire at the annual meeting of stockholders to be held in 2017. In connection with the new director appointment, the committee composition of the Company will also change so that the Nominating and Corporate Governance Committee will consist of Patrick J. Connolly and Nick Swinmurn, with Mr. Connolly serving as committee chairman, and the Compensation Committee will consist of Patrick J. Connolly and Kenneth McBride, with Mr. McBride serving as committee chairman.

Consistent with the compensation currently provided to the members of our Board, Mr. Swinmurn will receive an annual retainer of $30,000, prorated for partial service this year. He will also receive an additional annual retainer of $2,500 for service on our Nominating and Corporate Governance Committee, prorated for partial service this year. The Company and Mr. Swinmurn will also enter into the Company’s customary forms of Indemnification Agreement and Non-Disclosure Agreement.

In addition, on July 6, 2015, the effective date of Mr. Swinmurn’s appointment to the Board, Mr. Swinmurn was automatically granted an option to purchase 67,590 shares of the Company’s common stock under the Company’s Amended and Restated 2012 Stock Incentive Plan. This initial option will vest and become exercisable over four years, with the first 1/4th of the shares subject to the initial option vesting on the first anniversary of the date of grant and the remainder vesting monthly thereafter over the subsequent three years. The option will have a per share exercise price equal to 100% of the fair market value of the underlying shares on the date of grant and will become fully vested if a change in control occurs or if Mr. Swinmurn is not re-elected after standing for re-election at the end of his term.

On July 8, 2015, the Company issued a press release announcing the appointment of Mr. Swinmurn to the Board. The full text of the press release is attached as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of CafePress Inc. dated July 8, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 8, 2015	CafePress Inc.

	By:	/s/ Garett Jackson
Garett Jackson
Chief Financial Officer